July 15, 1998


                                                      Danaher Corporation
          1250 24th Street, N.W.
          Suite 800
          Washington, D.C. 20037

               Re:  Danaher Corporation Registration
          Statement on Form S-8

          Dear Gentlemen:

               We have acted as counsel to Danaher
          Corporation, a Delaware corporation (the Company ), in connection with a registration statement on Form S-8 (the
           Registration Statement ) to be filed with the Securities and Exchange Commission (the Commission ) under the
          Securities Act of 1933, as amended.  The Registration
          Statement relates to the registration of the shares of Common Stock of the Company, par value $0.01 per share (the
           Shares ), to be issued upon exercise of options issued pursuant to the Company's 1998 Stock Option Plan (the
           Plan ). For the purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

               Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that (a) the Shares have been lawfully and duly authorized; and (b) such Shares will be validly issued, fully paid and nonassessable upon payment of the exercise price established pursuant to the Plan for Shares issued upon exercise of options granted thereunder.

               We are members of the bar of the District of Columbia and the State of Maryland and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the general corporation law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an investigation of such laws to the extent necessary to render our opinion. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

               We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared for your use in connection with the filing of the Registration Statement on or about July 15, 1998, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

               Sincerely,
               WILMER, CUTLER & PICKERING

               By: MARK A. DEWIRE
               Mark A. Dewire, a partner